UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
FirstEnergy Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

FIRSTENERGY CORP.

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2018

Under the federal securities laws and the Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for FirstEnergy Corp.’s Annual Meeting of Shareholders are available on the Internet (the “Notice”) at www.ViewMaterial.com/FE. This Notice is NOT a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail. We encourage you to access and review the proxy materials before voting.

WHEN AND WHERE IS THE SHAREHOLDERS’ MEETING?

The 2018 Annual Meeting of Shareholders of FirstEnergy Corp. will be held on Tuesday, May 15, 2018, at 8:00 a.m., Eastern time at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio.

WHAT MATTERS ARE BEING VOTED ON AT THE ANNUAL MEETING OF SHAREHOLDERS?

1.	Election of 12 Directors: Paul T. Addison, Michael J. Anderson, Steven J. Demetriou, Julia L. Johnson, Charles E. Jones, Donald T. Misheff, Thomas N. Mitchell, James F. O’Neil III, Christopher D. Pappas, Sandra Pianalto, Luis A. Reyes, and Dr. Jerry Sue Thornton;

2.	Ratify the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for 2018;

3.	Approve, on an Advisory Basis, Named Executive Officer Compensation;

4.	Approve a Management Proposal to Amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to Replace Existing Supermajority Voting Requirements with a Majority Voting Power Threshold;

5.	Approve a Management Proposal to Amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to Implement Majority Voting for Uncontested Director Elections;

6.	Approve a Management Proposal to Amend the Company’s Amended Code of Regulations to Implement Proxy Access; and

7.	Shareholder Proposal Requesting a Reduction in the Threshold to Call a Special Shareholder Meeting.

WHAT DOES YOUR BOARD OF DIRECTORS RECOMMEND?

Your Board of Directors recommends a vote:

1.	FOR the Election of All of the Nominees Listed in Item 1;

2.	FOR the Ratification of the Appointment of the Independent Registered Public Accounting Firm (Item 2);

3.	FOR the Advisory Vote to Approve Named Executive Officer Compensation (Item 3);

4.	FOR the Management Proposal to Amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to Replace Existing Supermajority Voting Requirements with a Majority Voting Power Threshold (Item 4);

5.	FOR the Management Proposal to Amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to Implement Majority Voting for Uncontested Director Elections (Item 5);

6.	FOR the Management Proposal to Amend the Company’s Amended Code of Regulations to Implement Proxy Access (Item 6); and

7.	AGAINST the Shareholder Proposal Requesting a Reduction in the Threshold to Call a Special Shareholder Meeting (Item 7).

FIRSTENERGY CORP.

Easy Online Access – A Convenient Way to View Proxy Materials and Vote.
When you go online to view proxy materials, you can vote your shares:
Step 1:	To view and/or print the proxy materials, go to www.ViewMaterial.com/FE.
Step 2:	To vote, go to www.ViewMaterial.com/FE and click on Vote Your Proxy.
Step 3:	Enter the control number (located by the arrow in the box below) and follow the instructions on the screen to log in.
Step 4:	Make your selection as instructed on each screen to vote.

Vote in Person: If you plan to attend the Annual Meeting, please follow the advance registration instructions in the proxy statement and follow the instructions when voting. Directions to the Annual Meeting are available in the proxy statement which can be viewed at www.ViewMaterial.com/FE.

The following proxy materials can be viewed at www.ViewMaterial.com/FE:

•	2018 Proxy Statement

•	2017 Annual Report to Shareholders

HOW CAN I REQUEST A FULL PAPER SET OR EMAIL OF PROXY MATERIALS FOR THE 2018 ANNUAL MEETING OR FOR FUTURE SHAREHOLDER MEETINGS?

If you want to receive a paper or email copy of the proxy materials for the 2018 Annual Meeting or on an on-going basis for future shareholder meetings, you must request a copy. If you do not make this request, you will not otherwise receive a paper or email copy. There is no charge to you for requesting a copy. You will be asked to provide the 11-digit control number located by the arrow in the box below. Please make your request for a copy of the proxy materials for the 2018 Annual Meeting on or before May 1, 2018, to facilitate timely delivery.

To request a paper copy or email copy of the proxy materials for the 2018 Annual Meeting or for future shareholder meetings:

1.	Internet: Access the website, www.SendMaterial.com and follow the instructions provided; or

2.	Telephone: Call the toll-free telephone number 1-800-516-1564 and follow the instructions provided; or

3.	Email: Send an email to papercopy@SendMaterial.com with your 11-digit control number in the Subject line. To request a paper copy of the proxy materials and proxy card in the future, please include this request in the body of the email.